Exhibit 99.1

Tech Data Corporation Reports Second Quarter Fiscal Year 2018 Results

Company to Host Investor Day in New York City on Tuesday, October 10, 2017

CLEARWATER, Fla., Aug. 31, 2017 /PRNewswire/ -- Tech Data (NASDAQ: TECD) (the "Company") today announced its financial results for the second quarter ended July 31, 2017.

	Second quarter ended July 31,			Six months ended July 31,
($ in millions, except per share amounts)	2017	2016	Y/Y Change	2017	2016	Y/Y Change
Net Sales	$8,882.7	$6,353.7	40%	$16,546.8	$12,317.1	34%

Operating income (GAAP)	$103.5	$73.4	41%	$178.6	$125.9	42%
Operating margin (GAAP)	1.17%	1.15%	2 bps	1.08%	1.02%	6 bps

Operating income (Non-GAAP)	$127.8	$78.1	64%	$251.1	$135.7	85%
Operating margin (Non-GAAP)	1.44%	1.23%	21 bps	1.52%	1.10%	42 bps

Net income (GAAP)	$47.5	$46.4	2%	$78.1	$79.8	-2%
Net income (Non-GAAP)	$66.7	$50.3	33%	$136.8	$87.3	57%

EPS - diluted (GAAP)	$1.24	$1.31	-5%	$2.06	$2.26	-9%
EPS - diluted (Non-GAAP)	$1.74	$1.42	23%	$3.61	$2.47	46%

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.
This information is also available on the Investor Relations section of Tech Data's website at www.techdata.com/investor.

Financial Highlights for the Second Quarter Ended July 31, 2017:

  Net sales were $8.9 billion, an increase of 40 percent compared to the prior-year quarter. The increase in net sales is primarily due to the addition of the Technology Solutions business acquired from Avnet, Inc. on February 27, 2017 ("Technology Solutions"). On a constant currency basis, net sales increased 41 percent.
    Americas: Net sales were $4.2 billion (47 percent of worldwide net sales), an increase of 57 percent compared to the prior-year quarter. The increase in net sales is primarily attributed to the addition of Technology Solutions.
    Europe: Net sales were $4.4 billion (50 percent of worldwide net sales), an increase of 20 percent compared to the prior-year quarter. The increase in net sales is primarily attributed to the addition of Technology Solutions. On a constant currency basis, net sales increased 21 percent.
    Asia Pacific: Net sales were $0.3 billion (3 percent of worldwide net sales). Asia Pacific net sales are attributed to the addition of Technology Solutions.
  Gross profit was $515.6 million, an increase of $199.1 million, or 63 percent compared to the prior-year quarter. As a percentage of net sales, gross profit was 5.80 percent compared to 4.98 percent in the prior-year quarter. The increase in gross profit and gross margin percentage is primarily attributable to the addition of Technology Solutions.
  Selling, general and administrative expenses ("SG&A") were $410.6 million, or 4.62 percent of net sales, compared to $243.8 million, or 3.84 percent of net sales in the prior-year quarter. Non-GAAP SG&A was $387.7 million, an increase of $149.4 million, or 63 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP SG&A was 4.37 percent, compared to 3.75 percent in the prior-year quarter. The increase in both dollars and percentage of net sales, on a GAAP and non-GAAP basis, is primarily attributable to the addition of Technology Solutions.
  Worldwide operating income was $103.5 million, or 1.17 percent of net sales compared to $73.4 million or 1.15 percent of net sales in the prior-year quarter. Non-GAAP operating income was $127.8 million, an increase of $49.8 million, or 64 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 1.44 percent, an improvement of 21 basis points over the prior-year quarter.
    Americas: Operating income was $88.0 million, or 2.10 percent of net sales, compared to $41.2 million, or 1.54 percent of net sales in the prior-year quarter. Non-GAAP operating income was $84.7 million, an increase of $45.9 million, or 118 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 2.02 percent, an improvement of 57 basis points over the prior-year quarter.
    Europe: Operating income was $18.5 million, or 0.42 percent of net sales, compared to $35.9 million, or 0.98 percent of net sales in the prior-year quarter. Non-GAAP operating income was $43.4 million, an increase of $0.3 million, or 1 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 0.99 percent compared to 1.17 percent in the prior-year quarter.
    Asia Pacific: Operating income was $5.1 million, or 1.76 percent of net sales. Non-GAAP operating income was $6.7 million, or 2.32 percent of net sales.
    Stock-based compensation expense was $8.0 million, an increase of $4.2 million, compared to the prior-year quarter. This includes $1.0 million of acquisition and integration-related stock compensation expense. These expenses are excluded from the regional operating results and presented as a separate line item in the company's segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).
  Net income was $47.5 million, compared to $46.4 million in the prior-year quarter. Non-GAAP net income was $66.7 million, an increase of $16.4 million, or 33 percent, compared to the prior-year quarter.
  Earnings per share on a diluted basis ("EPS") were $1.24, compared to $1.31 in the prior year quarter. Non-GAAP EPS was $1.74, an increase of $0.32, or 23 percent compared to the prior-year quarter.
  Net cash generated by operations during the quarter was $146 million.
  Return on invested capital for the trailing twelve months was 10 percent, compared to 14 percent in the prior year period. The adjusted return on invested capital for the trailing twelve months was 12 percent, compared to 14 percent in the prior year period.

"Our fiscal 2018 first-half results clearly show the enhanced earnings and cash-generating power of the new Tech Data. In Q2, worldwide sales exceeded plan and our teams maintained disciplined cost controls; however, we did not deliver the earnings we expected in the quarter," said Robert M. Dutkowsky, chairman and chief executive officer. "Tech Data is a stronger company today than it was a year ago. With the addition of Technology Solutions, we now have a richer portfolio of advanced technology vendors and customers, along with deeper skills to serve them. At the same time, we continue to accelerate the expansion of our capabilities in next-generation technologies. Our integration is progressing as planned and we are on track to deliver our synergy and debt reduction targets."

Business Outlook

  For the quarter ending October 31, 2017, the Company anticipates worldwide net sales to be in the range of $9.0 billion to $9.35 billion.
  For the quarter ending October 31, 2017, the Company anticipates EPS to be in the range of $0.80 to $1.00 and non-GAAP EPS to be in the range of $1.84 to $2.04.
  This guidance assumes weighted average diluted shares outstanding of 38.5 million and an effective tax rate in the range of 30 percent to 32 percent.
  This guidance also assumes an average U.S. dollar to euro exchange rate of $1.16 to €1.00.

Webcast Details

Tech Data will hold a conference call today at 5:00 p.m. (ET) to discuss its financial results for the second quarter ended July 31, 2017. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Investor Day Event

The Company also announced it will host an Investor Day in New York City beginning at 8:30 a.m. on Tuesday, October 10, 2017. Chairman and CEO Bob Dutkowsky, COO Rich Hume, and CFO Chuck Dannewitz, along with other members of the management team, will review the company's strategy, highlight its performance and outline the company's financial goals. A live webcast of the investor day event, including slides and supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Non-GAAP Financial Information

The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company's operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles ("GAAP"). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as "constant currency"), non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and Adjusted Return on Invested Capital. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, acquisition, integration and restructuring expenses, value-added tax assessments and acquisition-related financing expenses. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company's Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

Certain statements in this communication may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding Tech Data's plans, objectives, expectations and intentions, which may relate to the Technology Solutions business, Tech Data's financial results and estimates and/or business prospects, involve a number of risks and uncertainties and actual results could differ materially from those projected. These forward looking statements are based on current expectations, estimates, forecasts, and projections about the operating environment, economies and markets in which Tech Data operates and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward looking statements. In addition, any statements that refer to projections of Tech Data's future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward looking statements. These forward looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward looking statements.

For additional information with respect to risks and other factors which could occur, see Tech Data's Annual Report on Form 10-K for the year ended January 31, 2017, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the "SEC") that are available at the SEC's website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond Tech Data's control. Unless otherwise required by applicable securities laws, Tech Data disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Tech Data undertakes no duty to update any forward looking statements contained herein to reflect actual results or changes in Tech Data's expectations.

About Tech Data

Tech Data Corporation is one of the world's largest wholesale distributors of technology products, services and solutions. Its advanced logistics capabilities and value added services enable 115,000 resellers to efficiently and cost effectively support the diverse technology needs of end users in more than 100 countries. Tech Data generated $26.2 billion in net sales for the fiscal year ended January 31, 2017. It is ranked No. 107 on the Fortune 500® and one of Fortune's "World's Most Admired Companies." To learn more, visit www.techdata.com, or follow us on Facebook and Twitter.

Contacts:

Charles V. Dannewitz, Executive Vice President, Chief Financial Officer
727-532-8028 (chuck.dannewitz@techdata.com)

Arleen Quiñones, Corporate Vice President, Investor Relations and Corporate Communications
727-532-8866 (arleen.quinones@techdata.com)

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	July 31,		July 31,
	2017	2016	2017	2016

Net sales	$8,882,691	$6,353,739	$16,546,754	$12,317,101
Cost of products sold	8,367,100	6,037,289	15,574,075	11,702,040
Gross profit	515,591	316,450	972,679	615,061
Operating expenses:
Selling, general and administrative expenses	410,598	243,763	763,230	490,259
Acquisition, integration and restructuring expenses	30,117	1,982	72,183	1,982
LCD settlements and other, net	(28,655)	(3,699)	(41,343)	(4,142)
Value added tax assessments	-	1,049	-	1,049
	412,060	243,095	794,070	489,148
Operating income	103,531	73,355	178,609	125,913
Interest expense	28,272	6,288	59,280	11,889
Other expense (income), net	284	(1,230)	(131)	(2,264)
Income before income taxes	74,975	68,297	119,460	116,288
Provision for income taxes	27,516	21,903	41,347	36,521
Net income	$ 47,459	$ 46,394	$ 78,113	$ 79,767

Earnings per share:
Basic	$ 1.24	$ 1.32	$ 2.07	$ 2.27
Diluted	$ 1.24	$ 1.31	$ 2.06	$ 2.26
Weighted average common shares outstanding:
Basic	38,174	35,207	37,720	35,167
Diluted	38,388	35,378	37,935	35,373

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)

	July 31,	January 31,
	2017	2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$ 1,033,267	$ 2,125,591
Accounts receivable, net	4,981,866	3,047,927
Inventories	2,703,763	2,118,902
Prepaid expenses and other assets	247,504	119,906
Total current assets	8,966,400	7,412,326
Property and equipment, net	136,577	74,239
Goodwill	853,767	199,021
Intangible assets, net	1,149,530	130,676
Other assets, net	267,651	115,604
Total assets	$ 11,373,925	$ 7,931,866

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 5,465,428	$ 3,844,532
Accrued expenses and other liabilities	742,815	493,199
Revolving credit loans and current maturities of long-term debt, net	465,407	373,123
Total current liabilities	6,673,650	4,710,854
Long-term debt, less current maturities	1,802,618	989,924
Other long-term liabilities	165,425	61,200
Total liabilities	$ 8,641,693	$ 5,761,978
Shareholders' equity:
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585 shares issued at July 31, 2017 and January 31, 2017	$ 89	$ 89
Additional paid-in capital	811,046	686,042
Treasury stock, at cost (21,100,662 and 24,018,983 shares at July 31, 2017 and January 31, 2017)	(940,868)	(1,070,994)
Retained earnings	2,707,406	2,629,293
Accumulated other comprehensive income (loss)	154,559	(74,542)
Total shareholders' equity	2,732,232	2,169,888
Total liabilities and shareholders' equity	$ 11,373,925	$ 7,931,866

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Three months ended July 31, 2017
	Americas(1)	Europe(1)	APAC(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 4,192,475	$ 4,402,054	$ 288,162		$ 8,882,691
GAAP operating income(1)	$ 87,975	$ 18,464	$ 5,066	$ (7,974)	$ 103,531
LCD settlements and other, net	(29,971)	1,316	-		(28,655)
Acquisition, integration and restructuring expenses	14,242	14,685	145	1,045	30,117
Acquisition-related intangible assets amortization expense	12,413	8,965	1,477		22,855
Total non-GAAP operating income adjustments	$ (3,316)	$ 24,966	$ 1,622	$ 1,045	$ 24,317
Non-GAAP operating income	$ 84,659	$ 43,430	$ 6,688	$ (6,929)	$ 127,848
GAAP operating margin	2.10%	0.42%	1.76%		1.17%
Non-GAAP operating margin	2.02%	0.99%	2.32%		1.44%
(1) GAAP operating income does not include stock compensation expense at the regional level.

	Three months ended July 31, 2016
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,674,886	$ 3,678,853		$ 6,353,739
GAAP operating income(1)	$ 41,241	$ 35,927	$ (3,813)	$ 73,355
Value added tax assessments	(407)	1,456		1,049
Acquisition, integration and restructuring expenses	1,046	936		1,982
Acquisition-related intangible assets amortization expense	580	4,828		5,408
LCD settlements and other, net	(3,699)	-		(3,699)
Total non-GAAP operating income adjustments	$ (2,480)	$ 7,220		$ 4,740
Non-GAAP operating income	$ 38,761	$ 43,147	$ (3,813)	$ 78,095
GAAP operating margin	1.54%	0.98%		1.15%
Non-GAAP operating margin	1.45%	1.17%		1.23%
(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Six months ended July 31, 2017
	Americas(1)	Europe(1)	APAC(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 7,661,312	$ 8,408,974	$ 476,468		$ 16,546,754
GAAP operating income(1)	$ 138,875	$ 43,263	$ 9,363	$ (12,892)	$ 178,609
LCD settlements and other, net	(42,659)	1,316	-		(41,343)
Acquisition, integration and restructuring expenses	44,424	26,257	145	1,357	72,183
Acquisition-related intangible assets amortization expense	22,514	16,713	2,377		41,604
Total non-GAAP operating income adjustments	$ 24,279	$ 44,286	$ 2,522	$ 1,357	$ 72,444
Non-GAAP operating income	$ 163,154	$ 87,549	$ 11,885	$ (11,535)	$ 251,053
GAAP operating margin	1.81%	0.51%	1.97%		1.08%
Non-GAAP operating margin	2.13%	1.04%	2.49%		1.52%
(1) GAAP operating income does not include stock compensation expense at the regional level.

	Six months ended July 31, 2016
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 5,062,890	$ 7,254,211		$ 12,317,101
GAAP operating income(1)	$ 72,516	$ 60,867	$ (7,470)	$ 125,913
Value added tax assessments	(407)	1,456		1,049
Acquisition, integration and restructuring expenses	1,046	936		1,982
Acquisition-related intangible assets amortization expense	1,160	9,693		10,853
LCD settlements and other, net	(4,142)	-		(4,142)
Total non-GAAP operating income adjustments	$ (2,343)	$ 12,085		$ 9,742
Non-GAAP operating income	$ 70,173	$ 72,952	$ (7,470)	$ 135,655
GAAP operating margin	1.43%	0.84%		1.02%
Non-GAAP operating margin	1.39%	1.01%		1.10%
(1) GAAP operating income does not include stock compensation expense at the regional level.

Selling, general and administrative expenses ("SG&A")	Three months ended July 31,
	2017	2016
Net Sales	$ 8,882,691	$ 6,353,739
GAAP SG&A	410,598	243,763
Acquisition-related intangible assets amortization expense	(22,855)	(5,408)
Non-GAAP SG&A	$ 387,743	$ 238,355

GAAP SG&A percentage of net sales	4.62%	3.84%
Non- GAAP SG&A percentage of net sales	4.37%	3.75%

	Six months ended July 31,
	2017	2016
Net Sales	$ 16,546,754	$ 12,317,101
GAAP SG&A	763,230	490,259
Acquisition-related intangible assets amortization expense	(41,604)	(10,853)
Non-GAAP SG&A	$ 721,626	$ 479,406

GAAP SG&A percentage of net sales	4.61%	3.98%
Non- GAAP SG&A percentage of net sales	4.36%	3.89%

	Three months ended July 31,
	2017		2016
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	$47,459	$1.24	$46,394	$1.31
LCD settlements and other, net	(28,332)	(0.74)	(3,699)	(0.10)
Value added tax assessments	-	-	1,386	0.04
Acquisition, integration and restructuring expenses	30,117	0.78	1,982	0.05
Acquisition-related intangible assets amortization expense	22,855	0.60	5,408	0.15
Income tax effect of the above adjustments	(5,367)	(0.14)	(1,178)	(0.03)
Non-GAAP results	$66,732	$1.74	$50,293	$1.42

	Six months ended July 31,
	2017		2016
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	$78,113	$2.06	$79,767	$2.26
LCD settlements and other, net	(41,020)	(1.08)	(4,142)	(0.12)
Value added tax assessments	-	-	1,386	0.04
Acquisition, integration and restructuring expenses	72,183	1.90	1,982	0.05
Acquisition-related intangible assets amortization expense	41,604	1.10	10,853	0.31
Acquisition-related financing expenses	8,807	0.23	-	-
Income tax effect of the above adjustments	(22,896)	(0.60)	(2,511)	(0.07)
Non-GAAP results	$136,791	$3.61	$87,335	$2.47

Return on Invested Capital (ROIC)

	Twelve months ended July 31,
	2017	2016
TTM Net Operating Profit After Tax (NOPAT)*:
Operating income	$ 344,598	$ 339,168
Income taxes on operating income(1)	(88,150)	(103,254)
NOPAT	$ 256,448	$ 235,914

Average Invested Capital:
Short-term debt (5-qtr average)	$ 340,608	$ 16,796
Long-term debt (5-qtr average)	988,243	349,316
Shareholders' Equity (5-qtr average)	2,316,790	2,036,086
Total average capital	3,645,641	2,402,198
Less: Cash (5-qtr average)	(1,081,802)	(669,836)
Average invested capital less average cash	$ 2,563,839	$ 1,732,362
ROIC	10%	14%

* Trailing Twelve Months is abbreviated as TTM.
(1) Income taxes on operating income was calculated using the trailing 12 months effective tax rate during the respective periods.

Adjusted Return on Invested Capital (ROIC)

	Twelve months ended July 31,
	2017	2016
TTM Net Operating Profit After Tax (NOPAT), as adjusted *:
Non-GAAP operating income(1)	$ 454,332	$ 323,366
Income taxes on non-GAAP operating income(2)	(134,878)	(91,519)
NOPAT, as adjusted	$ 319,454	$ 231,847

Average Invested Capital, as adjusted:
Short-term debt (5-qtr average)	$ 340,608	$ 16,796
Long-term debt (5-qtr average)	988,243	349,316
Shareholders' Equity (5-qtr average)	2,316,790	2,036,086
Tax effected impact of non-GAAP adjustments(3)	31,842	(27,154)
Total average capital, as adjusted	3,677,483	2,375,044
Less: Cash (5-qtr average)	(1,081,802)	(669,836)
Average invested capital less average cash	$ 2,595,681	$ 1,705,208
Adjusted ROIC	12%	14%

* Trailing Twelve Months is abbreviated as TTM.

(1) Represents operating income as adjusted to exclude acquisition, integration and restructuring expenses, LCD settlements and other, net, value added tax assessments and acquisition-related intangible assets amortization expense.

(2) Income taxes on non-GAAP operating income was calculated using the trailing 12 months effective tax rate adjusted for the impact of non-GAAP adjustments during the respective periods.
(3) Represents the 5 quarter average of the year-to-date impact of non-GAAP adjustments.

Guidance Reconciliation

	Three months ended October 31, 2017
	Low end of guidance range	High end of guidance range
Earnings per share - diluted	$0.80	$1.00
Acquisition, integration and restructuring expenses	0.85	0.85
Acquisition-related intangible assets amortization expense	0.62	0.62
Income tax effect of the above adjustments	(0.43)	(0.43)
Non-GAAP earnings per share - diluted	$1.84	$2.04